Exhibit 10(x)(v)
AMENDMENT NUMBER FOUR
TO THE
HARRIS CORPORATION SALARIED RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Salaried Retirement Plan, as amended and restated effective January 1, 2017 (the “Plan”);
WHEREAS, pursuant to Section 10.01 of the Plan, the Board of Directors of the Corporation or its delegate has the authority to amend the Plan;
WHEREAS, the Employee Benefits Committee of the Corporation (the “Committee”) has been delegated the authority to adopt non-material amendments to the Plan;
WHEREAS, in consultation with the Internal Revenue Service (“IRS”) and to clarify the application of Section 436 of the Internal Revenue Code of 1986, as amended, (“Section 436”) to the Plan, the Committee has determined to amend Section 4.20 of the Plan (Limitations Based on Funded Status of the Plan) to incorporate sample language published by the IRS with respect thereto; and
WHEREAS, the Committee has determined that the above-described amendments are non-material.
NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended, effective as of the date hereof, as follows:

1.	Section 4.20(g) of the Plan hereby is replaced in its entirety, to read as follows:
(g)Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.
(i)In General. Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Section 1.436-1(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Section 436(h) of the Code and Section 1.436-1(h) of the Treasury Regulations applies to the Plan, the limitations under this Section 4.20 are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Section 436(h) of the Code and Section 1.436-1(h)(1), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section 4.20(g)(ii) through (iv).
(ii)Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under this Section 4.20 applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 4.20(g)(iii) or Section 4.20(g)(iv) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and
(2)    The first day of the current Plan Year is a section 436 measurement date.
(iii)Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in Section 1.436-1(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 4.20(g)(iv) applies to the Plan:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by ten percentage points; and
(2)    The first day of the fourth month of the current Plan Year is a section 436 measurement date.
(iv)Presumption of Underfunding On and After First Day of Tenth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (of if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Section 1.436-1(g)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan Year by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year:
(1)    The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and
(2)    The first day of the tenth month of the current Plan Year is a section 436 measurement date.

2.	Section 4.20(h) of the Plan hereby is replaced in its entirety, to read as follows:
(h)The definitions in the following Treasury Regulations apply for purposes of this Section 4.20 and Section 4.21: Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 27th day of June, 2018.
/s/ James. P. Girard _________
James P. Girard, Chairperson

ACTIVE 229174405

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